Exhibit 99.11

Discussion MaterialsOctober 9, 2015Project Island

Confidential – For Discussion & General Information Purposes OnlyTable of ContentsI. Economic Structure Alternatives – Review and AnalysisII. Options and SARs ConsiderationsIII. Pro Forma Combined Company – Illustrative EPS Accretion/DilutionIV. Review of Alternative Approaches to Responding to Tahiti ProposalV. Illustrative Draft Response LetterVI. Wells Fargo Securities’ Project Island Deal TeamThis document and any other materials accompanying this document (collectively, the “Materials”) are provided for general informational purposes only. By accepting any Materials, the recipient acknowledges and agrees to keep the Materials confidential and not to distribute the Materials to any other party. ©2015 Wells Fargo. All Rights Reserved.

Economic Structure Alternatives – Review and Analysis

Consideration Alternatives

	Stock and Cash	All Stock	All Cash	Do Nothing
Feasibility	●	◑	○	○
Future Appreciation Potential	◕	●	○	◕
Immediate Liquidity	◑	○	●	○
Remaining Leverage Capacity	●	●	○	●
EPS Accretion / Dilution	◑	○	●	◑
Tax Treatment	◕	●	○	●

Project Island 4 Wells Fargo Securities

Cash and Stock Merger Alternatives

	Benefits	Considerations
As Proposed by Tahiti (Stock and Cash)	▪ Straightforward structure whereby Barbados shareholders receive economic equivalent value ("EEV") ▪ Potential speed of execution (minimal negotiating)	▪ No Premium ▪ Disproportionate amount of risk borne by Barbados Shareholders ▪ Not accretive to Tahiti Pro forma EPS
Stock and Cash – Premium in Additional Cash	▪ Provides incentive for Barbados shareholders to vote in favor ▪ Cash premium maintains current ownership split between legacy shareholders	▪ Pro forma Tahiti has less cash ▪ Potential negotiation risk and longer timeline
Stock and Cash – Premium in Additional Stock	▪ Provides incentive for Barbados shareholders to vote in favor ▪ Increases Barbados shareholders ownership of pro forma Tahiti ▪ Minimally dilutive to EPS ▪ No impact to Tahiti cash	▪ Dilutive to EPS ▪ Potential negotiation risk and longer timeline
Stock and Cash – Premium in Mix of Additional Stock and Cash	▪ Provides incentive for Barbados shareholders to vote in favor ▪ Balanced mix premium limits EPS dilution with less impact on Tahiti pro forma cash	▪ Dilutive to EPS ▪ Potential negotiation risk and longer timeline
Stock and Cash – Structured Cash Buyback of Shares Plus Premium in additional Cash	▪ Potentially accretive to pro forma Tahiti EPS, benefiting all shareholders ▪ Higher cash liquidity to Barbados shareholders	▪ Barbados shareholders have less pro forma ownership in Tahiti ▪ Barbados shareholders have less future upside in Tahiti stock ▪ Pro forma Tahiti has less cash

Project Island
5
Wells Fargo Securities

Economic Alternative Structures Analysis – As Proposed by Tahiti (EEV Stock and Cash)

($ in millions USD, except per share data)

	Based on 17th Sep Tahiti Offer 0% Premium to EEV	Assumptions / Definitions
% Stock / % Cash	**91.9% / 8.1%**	
Consideration to Barbados		
Current Tahiti Shares Outstanding	900.551	
Tahiti Shares Owned by Barbados	522.080	
Existing Barbados Ownership of Tahiti	*58.0%*	
ADSs Issued to Barbados	522.080	
Pro Forma Barbados Equity Ownership	*58.0%*	
Barbados Shares Outstanding	28.503	
Implied Exchange Ratio	18.317x	ADSs Issued to Barbados / Barbados Shares Outstanding
Pro Forma Tahiti Shares	900.551	Tahiti Shares Outstanding - Tahiti Shares Owned by Barbados + ADSs Issued to Barbados
Tahiti Share Price (in USD)[1]	$0.99	
Implied Equity Consideration	$518.0	ADSs Issued to Barbados * Tahiti Share Price (in USD)
Implied Tahiti Equity Value per Share of Barbados	*$18.17*	Equity Consideration / Barbados Shares Outstanding
Initial Barbados Cash	$60.4	
Less Cash Settled SARs/Options	14.7	Number of Options and SARs * (Offer Price - Average Exercise Price)
Plus Additional Cash Consideration	0.0	
Net Cash to Barbados Shareholders	$45.7	
Cash Consideration per Share of Barbados	*$1.60*	Net Cash to Barbados Shareholders / Barbados Shares Outstanding
Implied Total Consideration	**$563.6**	Sum of Equity Consideration and Cash Consideration
Implied Total Consideration per Share of Barbados	***$19.77***	
Implied Premium to Barbados Stock Value ($17.04)	*16.0%*	
Premium to EEV per Share ($19.77)	*0.0%*	
Pro Forma Tahiti		
Equity Value[1]	$893.5	
Cash	416.4	
Debt	274.5	
Implied Enterprise Value	$751.6	
2016E EPS Accretion / (Dilution)	0.0%	

Source: Capital IQ, Company filings and Wall Street research; Market data as of 10/07/15
Note: "EEV" defined as Economic Equivalent Value; Excludes potential purchase accounting implications of merger
(1) Based on exchange rate of 32.405 NTD per USD

Project Island
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Wells Fargo Securities

Economic Alternative Structures Analysis – Stock and Cash, with Premium in Additional Cash($ in millions USD, except per share data)Assumed Premium Based on 17th Sep Tahiti Offer 0% Premium to EEV 5.0% 10.0% 15.0% 20.0% 25.0%% Stock / % Cash 91.9% / 8.1% 87.5% / 12.5% 83.5% / 16.5% 79.9% / 20.1% 76.6% / 23.4% 73.5% / 26.5% Consideration to Barbados Current Tahiti Shares Outstanding 900.551 900.551 900.551 900.551 900.551 900.551 Tahiti Shares Owned by Barbados 522.080 522.080 522.080 522.080 522.080 522.080 Existing Barbados Ownership of Tahiti 58.0% 58.0% 58.0% 58.0% 58.0% 58.0% ADSs Issued to Barbados 522.080 522.080 522.080 522.080 522.080 522.080 Pro Forma Barbados Equity Ownership 58.0% 58.0% 58.0% 58.0% 58.0% 58.0% Barbados Shares Outstanding 28.503 28.503 28.503 28.503 28.503 28.503 Implied Exchange Ratio 18.317x 18.317x 18.317x 18.317x 18.317x 18.317x Pro Forma Tahiti Shares 900.551 900.551 900.551 900.551 900.551 900.551 Tahiti Share Price (in USD)1 $0.99 $0.99 $0.99 $0.99 $0.99 $0.99 Implied Equity Consideration $518.0 $518.0 $518.0 $518.0 $518.0 $518.0 Implied Tahiti Equity Value per Share of Barbados $18.17 $18.17 $18.17 $18.17 $18.17 $18.17 Initial Barbados Cash $60.4 $60.4 $60.4 $60.4 $60.4 $60.4 Less Cash Settled SARs/Options 14.7 16.7 19.8 23.9 28.6 33.7 Plus Additional Cash Consideration 0.0 30.1 61.5 93.7 126.6 159.8Net Cash to Barbados Shareholders $45.7 $73.8 $102.0 $130.2 $158.4 $186.6 Cash Consideration per Share of Barbados $1.60 $2.59 $3.58 $4.57 $5.56 $6.55 Implied Total Consideration $563.6 $591.8 $620.0 $648.2 $676.3 $704.5 Implied Total Consideration per Share of Barbados $19.77 $20.76 $21.75 $22.74 $23.73 $24.72 Implied Premium to Barbados Stock Value ($17.04) 16.0% 21.8% 27.7% 33.5% 39.3% 45.1% Premium to EEV per Share ($19.77) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% Pro Forma Tahiti Enterprise Value $751.6 $751.6 $751.6 $751.6 $751.6 $751.6 Cash 416.4 386.3 354.9 322.7 289.8 256.6 Debt 274.5 274.5 274.5 274.5 274.5 274.5 Implied Equity Value $893.5 $863.3 $832.0 $799.7 $766.8 $733.6 2016E EPS Accretion / (Dilution) 0.0% (0.1%) (0.2%) (0.2%) (0.3%) (0.4%) Source: Capital IQ, Company filings and Wall Street research; Market data as of 10/07/15 Note: “EEV” defined as Economic Equivalent Value; Excludes potential purchase accounting implications of merger (1) Based on exchange rate of 32.405 NTD per USD Project Island 7

Economic Alternative Structures Analysis – Stock and Cash, with Premium in Additional Stock($ in millions USD, except per share data)Assumed Premium Based on 17th Sep Tahiti Offer 0% Premium to EEV 5.0% 10.0% 15.0% 20.0% 25.0%% Stock / % Cash 91.9% / 8.1% 92.6% / 7.4% 93.5% / 6.5% 94.4% / 5.6% 95.3% / 4.7% 96.2% / 3.8% Consideration to Barbados Current Tahiti Shares Outstanding 900.551 900.551 900.551 900.551 900.551 900.551 Tahiti Shares Owned by Barbados 522.080 522.080 522.080 522.080 522.080 522.080 Existing Barbados Ownership of Tahiti 58.0% 58.0% 58.0% 58.0% 58.0% 58.0% ADSs Issued to Barbados 522.080 552.463 584.020 616.540 649.710 683.189 Pro Forma Barbados Equity Ownership 58.0% 59.3% 60.7% 62.0% 63.2% 64.4% Barbados Shares Outstanding 28.503 28.503 28.503 28.503 28.503 28.503 Implied Exchange Ratio 18.317x 19.383x 20.490x 21.631x 22.795x 23.969x Pro Forma Tahiti Shares 900.551 930.933 962.491 995.010 1,028.180 1,061.660 Tahiti Share Price (in USD)1 $0.99 $0.99 $0.99 $0.99 $0.99 $0.99 Implied Equity Consideration $518.0 $548.1 $579.4 $611.7 $644.6 $677.8 Implied Tahiti Equity Value per Share of Barbados $18.17 $19.23 $20.33 $21.46 $22.62 $23.78Initial Barbados Cash $60.4 $60.4 $60.4 $60.4 $60.4 $60.4 Less Cash Settled SARs/Options 14.7 16.7 19.8 23.9 28.6 33.7 Plus Additional Cash Consideration 0.0 0.0 0.0 0.0 0.0 0.0 Net Cash to Barbados Shareholders $45.7 $43.7 $40.6 $36.5 $31.8 $26.7 Cash Consideration per Share of Barbados $1.60 $1.53 $1.42 $1.28 $1.11 $0.94 Implied Total Consideration $563.6 $591.8 $620.0 $648.2 $676.3 $704.5 Implied Total Consideration per Share of Barbados $19.77 $20.76 $21.75 $22.74 $23.73 $24.72 Implied Premium to Barbados Stock Value ($17.04) 16.0% 21.8% 27.7% 33.5% 39.3% 45.1% Premium to EEV per Share ($19.77) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% Pro Forma Tahiti Enterprise Value $751.6 $751.6 $751.6 $751.6 $751.6 $751.6 Cash 416.4 416.4 416.4 416.4 416.4 416.4 Debt 274.5 274.5 274.5 274.5 274.5 274.5 Implied Equity Value $893.5 $893.5 $893.5 $893.5 $893.5 $893.5 2016E EPS Accretion / (Dilution) 0.0% (3.3%) (6.4%) (9.5%) (12.4%) (15.2%) Source: Capital IQ, Company filings and Wall Street research; Market data as of 10/07/15 Note: “EEV” defined as Economic Equivalent Value; Excludes potential purchase accounting implications of merger (1) Based on exchange rate of 32.405 NTD per USD Project Island 8

Economic Alternative Structures Analysis – Stock and Cash, with Premium in Additional Cash and Stock($ in millions USD, except per share data)Assumed Premium² Based on 17th Sep Tahiti Offer 0% Premium to EEV 5.0% 10.0% 15.0% 20.0% 25.0%% Stock / % Cash 91.9% / 8.1% 89.9% / 10.1% 88.1% / 11.9% 86.4% / 13.6% 84.9% / 15.1% 83.5% / 16.5% Consideration to Barbados Current Tahiti Shares Outstanding 900.551 900.551 900.551 900.551 900.551 900.551 Tahiti Shares Owned by Barbados 522.080 522.080 522.080 522.080 522.080 522.080 Existing Barbados Ownership of Tahiti 58.0% 58.0% 58.0% 58.0% 58.0% 58.0% ADSs Issued to Barbados 522.080 536.283 550.485 564.688 578.890 593.092 Pro Forma Barbados Equity Ownership 58.0% 58.6% 59.3% 59.9% 60.5% 61.0% Barbados Shares Outstanding 28.503 28.503 28.503 28.503 28.503 28.503 Implied Exchange Ratio 18.317x 18.815x 19.313x 19.812x 20.310x 20.808x Pro Forma Tahiti Shares 900.551 914.753 928.956 943.158 957.361 971.563 Tahiti Share Price (in USD)1 $0.99 $0.99 $0.99 $0.99 $0.99 $0.99 Implied Equity Consideration $518.0 $532.1 $546.2 $560.2 $574.3 $588.4 Implied Tahiti Equity Value per Share of Barbados $18.17 $18.67 $19.16 $19.66 $20.15 $20.64Initial Barbados Cash $60.4 $60.4 $60.4 $60.4 $60.4 $60.4 Less Cash Settled SARs/Options 14.7 16.7 19.8 23.9 28.6 33.7 Plus Additional Cash Consideration 0.0 16.1 33.3 51.4 70.3 89.4 Net Cash to Barbados Shareholders $45.7 $59.7 $73.8 $87.9 $102.0 $116.1 Cash Consideration per Share of Barbados $1.60 $2.10 $2.59 $3.08 $3.58 $4.07Implied Total Consideration $563.6 $591.8 $620.0 $648.2 $676.3 $704.5 Implied Total Consideration per Share of Barbados $19.77 $20.76 $21.75 $22.74 $23.73 $24.72 Implied Premium to Barbados Stock Value ($17.04) 16.0% 21.8% 27.7% 33.5% 39.3% 45.1% Premium to EEV per Share ($19.77) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% Pro Forma Tahiti Enterprise Value $751.6 $751.6 $751.6 $751.6 $751.6 $751.6 Cash 416.4 400.3 383.1 365.0 346.1 327.0 Debt 274.5 274.5 274.5 274.5 274.5 274.5 Implied Equity Value $893.5 $877.4 $860.2 $842.0 $823.2 $804.1 2016E EPS Accretion / (Dilution) 0.0% (1.6%) (3.1%) (4.6%) (6.1%) (7.5%) Source: Capital IQ, Company filings and Wall Street research; Market data as of 10/07/15 Note: “EEV” defined as Economic Equivalent Value; Excludes potential purchase accounting implications of merger (1) Based on exchange rate of 32.405 NTD per USD;(2) Premium paid 50% in cash and 50% in stock Project Island 9

Economic Alternative Structures Analysis – Stock and Cash, Structured Buyback with 55.0% Economic Ownership($ in millions USD, except per share data)Assumed Premium Based on 17th Sep Tahiti Offer 0% Premium to EEV 5.0% 10.0% 15.0% 20.0% 25.0%% Stock / % Cash 91.9% / 8.1% 77.5% / 22.5% 74.0% / 26.0% 70.8% / 29.2% 67.9% / 32.1% 65.1% / 34.9% Consideration to Barbados Current Tahiti Shares Outstanding 900.551 900.551 900.551 900.551 900.551 900.551 Tahiti Shares Owned by Barbados 522.080 522.080 522.080 522.080 522.080 522.080 Existing Barbados Ownership of Tahiti 58.0% 58.0% 58.0% 58.0% 58.0% 58.0% ADSs Issued to Barbados 522.080 462.575 462.575 462.575 462.575 462.575 Pro Forma Barbados Equity Ownership 58.0% 55.0% 55.0% 55.0% 55.0% 55.0%Barbados Shares Outstanding 28.503 28.503 28.503 28.503 28.503 28.503 Implied Exchange Ratio 18.317x 16.229x 16.229x 16.229x 16.229x 16.229x Pro Forma Tahiti Shares 900.551 841.046 841.046 841.046 841.046 841.046 Tahiti Share Price (in USD)1 $0.99 $0.99 $0.99 $0.99 $0.99 $0.99 Implied Equity Consideration $518.0 $458.9 $458.9 $458.9 $458.9 $458.9 Implied Tahiti Equity Value per Share of Barbados $18.17 $16.10 $16.10 $16.10 $16.10 $16.10 Initial Barbados Cash $60.4 $60.4 $60.4 $60.4 $60.4 $60.4 Less Cash Settled SARs/Options 14.7 16.7 19.8 23.9 28.6 33.7 Plus Additional Cash Consideration 0.0 89.2 120.5 152.8 185.7 218.9Net Cash to Barbados Shareholders $45.7 $132.9 $161.1 $189.2 $217.4 $245.6 Cash Consideration per Share of Barbados $1.60 $4.66 $5.65 $6.64 $7.63 $8.62 Implied Total Consideration $563.6 $591.8 $620.0 $648.2 $676.3 $704.5 Implied Total Consideration per Share of Barbados $19.77 $20.76 $21.75 $22.74 $23.73 $24.72 Implied Premium to Barbados Stock Value ($17.04) 16.0% 21.8% 27.7% 33.5% 39.3% 45.1% Premium to EEV per Share ($19.77) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% Pro Forma Tahiti Enterprise Value $751.6 $751.6 $751.6 $751.6 $751.6 $751.6 Cash 416.4 327.2 295.9 263.6 230.7 197.5 Debt 274.5 274.5 274.5 274.5 274.5 274.5 Implied Equity Value $893.5 $804.3 $773.0 $740.7 $707.8 $674.6 2016E EPS Accretion / (Dilution) 0.0% 6.8% 6.7% 6.7% 6.6% 6.5% Source: Capital IQ, Company filings and Wall Street research; Market data as of 10/07/15 Note: “EEV” defined as Economic Equivalent Value; Excludes potential purchase accounting implications of merger (1) Based on exchange rate of 32.405 NTD per USD Project Island 10

Economic Alternative Structures Analysis – Stock and Cash, Structured Buyback at a 15.0% Premium

($ in millions USD, except per share data)

	Based on 17th Sep Tahiti Offer 0% Premium to EEV	Assumed Premium				
		15.0%	15.0%	15.0%	15.0%	15.0%
% Stock / % Cash	**91.9% / 8.1%**	**76.8% / 23.2%**	**73.7% / 26.3%**	**70.8% / 29.2%**	**68.0% / 32.0%**	**65.3% / 34.7%**
Consideration to Barbados						
Current Tahiti Shares Outstanding	900.551	900.551	900.551	900.551	900.551	900.551
Tahiti Shares Owned by Barbados	522.080	522.080	522.080	522.080	522.080	522.080
Existing Barbados Ownership of Tahiti	*58.0%*	*58.0%*	*58.0%*	*58.0%*	*58.0%*	*58.0%*
ADSs Issued to Barbados	522.080	501.694	481.690	462.575	444.292	426.786
Pro Forma Barbados Equity Ownership	*58.0%*	*57.0%*	*56.0%*	*55.0%*	*54.0%*	*53.0%*
Barbados Shares Outstanding	28.503	28.503	28.503	28.503	28.503	28.503
Implied Exchange Ratio	18.317x	17.602x	16.900x	16.229x	15.588x	14.973x
Pro Forma Tahiti Shares	900.551	880.164	860.161	841.046	822.762	805.257
Tahiti Share Price (in USD)[1]	$0.99	$0.99	$0.99	$0.99	$0.99	$0.99
Implied Equity Consideration	$518.0	$497.7	$477.9	$458.9	$440.8	$423.4
Implied Tahiti Equity Value per Share of Barbados	*$18.17*	*$17.46*	*$16.77*	*$16.10*	*$15.46*	*$14.86*
Initial Barbados Cash	$60.4	$60.4	$60.4	$60.4	$60.4	$60.4
Less Cash Settled SARs/Options	14.7	23.9	23.9	23.9	23.9	23.9
Plus Additional Cash Consideration	0.0	113.9	133.8	152.8	170.9	188.3
Net Cash to Barbados Shareholders	$45.7	$150.4	$170.3	$189.2	$207.4	$224.7
Cash Consideration per Share of Barbados	*$1.60*	*$5.28*	*$5.97*	*$6.64*	*$7.28*	*$7.88*
Implied Total Consideration	**$563.6**	**$648.2**	**$648.2**	**$648.2**	**$648.2**	**$648.2**
Implied Total Consideration per Share of Barbados	***$19.77***	***$22.74***	***$22.74***	***$22.74***	***$22.74***	***$22.74***
Implied Premium to Barbados Stock Value ($17.04)	*16.0%*	*33.5%*	*33.5%*	*33.5%*	*33.5%*	*33.5%*
Premium to EEV per Share ($19.77)	*0.0%*	*15.0%*	*15.0%*	*15.0%*	*15.0%*	*15.0%*
Pro Forma Tahiti						
Enterprise Value	$751.6	$751.6	$751.6	$751.6	$751.6	$751.6
Cash	416.4	302.5	282.6	263.6	245.5	228.1
Debt	274.5	274.5	274.5	274.5	274.5	274.5
Implied Equity Value	$893.5	$779.5	$759.7	$740.7	$722.6	$705.2
2016E EPS Accretion / (Dilution)	0.0%	2.0%	4.3%	6.7%	9.0%	11.3%

Source: Capital IQ, Company filings and Wall Street research; Market data as of 10/07/15
Note: "EEV" defined as Economic Equivalent Value; Excludes potential purchase accounting implications of merger
(1) Based on exchange rate of 32.405 NTD per USD

Project Island

11

Wells Fargo Securities

Economic Alternative Structures Analysis – Stock and Cash, Structured Buyback at a 10.0% Premium

($ in millions USD, except per share data)

	Based on 17th Sep Tahiti Offer 0% Premium to EEV	Assumed Premium				
		10.0%	10.0%	10.0%	10.0%	10.0%
% Stock / % Cash	**91.9% / 8.1%**	**80.3% / 19.7%**	**77.1% / 22.9%**	**74.0% / 26.0%**	**71.1% / 28.9%**	**68.3% / 31.7%**
Consideration to Barbados						
Current Tahiti Shares Outstanding	900.551	900.551	900.551	900.551	900.551	900.551
Tahiti Shares Owned by Barbados	522.080	522.080	522.080	522.080	522.080	522.080
Existing Barbados Ownership of Tahiti	*58.0%*	*58.0%*	*58.0%*	*58.0%*	*58.0%*	*58.0%*
ADSs Issued to Barbados	522.080	501.694	481.690	462.575	444.292	426.786
Pro Forma Barbados Equity Ownership	*58.0%*	*57.0%*	*56.0%*	*55.0%*	*54.0%*	*53.0%*
Barbados Shares Outstanding	28.503	28.503	28.503	28.503	28.503	28.503
Implied Exchange Ratio	18.317x	17.602x	16.900x	16.229x	15.588x	14.973x
Pro Forma Tahiti Shares	900.551	880.164	860.161	841.046	822.762	805.257
Tahiti Share Price (in USD)[1]	$0.99	$0.99	$0.99	$0.99	$0.99	$0.99
Implied Equity Consideration	$518.0	$497.7	$477.9	$458.9	$440.8	$423.4
Implied Tahiti Equity Value per Share of Barbados	*$18.17*	*$17.46*	*$16.77*	*$16.10*	*$15.46*	*$14.86*
Initial Barbados Cash	$60.4	$60.4	$60.4	$60.4	$60.4	$60.4
Less Cash Settled SARs/Options	14.7	19.8	19.8	19.8	19.8	19.8
Plus Additional Cash Consideration	0.0	81.7	101.5	120.5	138.6	156.0
Net Cash to Barbados Shareholders	$45.7	$122.2	$142.1	$161.1	$179.2	$196.6
Cash Consideration per Share of Barbados	*$1.60*	*$4.29*	*$4.99*	*$5.65*	*$6.29*	*$6.90*
Implied Total Consideration	**$563.6**	**$620.0**	**$620.0**	**$620.0**	**$620.0**	**$620.0**
Implied Total Consideration per Share of Barbados	***$19.77***	***$21.75***	***$21.75***	***$21.75***	***$21.75***	***$21.75***
Implied Premium to Barbados Stock Value ($17.04)	*16.0%*	*27.7%*	*27.7%*	*27.7%*	*27.7%*	*27.7%*
Premium to EEV per Share ($19.77)	*0.0%*	*10.0%*	*10.0%*	*10.0%*	*10.0%*	*10.0%*
Pro Forma Tahiti						
Enterprise Value	$751.6	$751.6	$751.6	$751.6	$751.6	$751.6
Cash	416.4	334.7	314.9	295.9	277.8	260.4
Debt	274.5	274.5	274.5	274.5	274.5	274.5
Implied Equity Value	$893.5	$811.8	$791.9	$773.0	$754.8	$737.5
2016E EPS Accretion / (Dilution)	0.0%	2.1%	4.4%	6.7%	9.1%	11.4%

Source: Capital IQ, Company filings and Wall Street research; Market data as of 10/07/15
Note: "EEV" defined as Economic Equivalent Value; Excludes potential purchase accounting implications of merger
(1) Based on exchange rate of 32.405 NTD per USD

Project Island 12 Wells Fargo Securities

Economic Alternative Structures Analysis – Stock and Cash, Structured Buyback at a 5.0% Premium

($ in millions USD, except per share data)

	Based on 17th Sep Tahiti Offer 0% Premium to EEV	Assumed Premium				
		5.0%	5.0%	5.0%	5.0%	5.0%
% Stock / % Cash	**91.9% / 8.1%**	**84.1% / 15.9%**	**80.8% / 19.2%**	**77.5% / 22.5%**	**74.5% / 25.5%**	**71.5% / 28.5%**
Consideration to Barbados						
Current Tahiti Shares Outstanding	900.551	900.551	900.551	900.551	900.551	900.551
Tahiti Shares Owned by Barbados	522.080	522.080	522.080	522.080	522.080	522.080
Existing Barbados Ownership of Tahiti	*58.0%*	*58.0%*	*58.0%*	*58.0%*	*58.0%*	*58.0%*
ADSs Issued to Barbados	522.080	501.694	481.690	462.575	444.292	426.786
Pro Forma Barbados Equity Ownership	*58.0%*	*57.0%*	*56.0%*	*55.0%*	*54.0%*	*53.0%*
Barbados Shares Outstanding	28.503	28.503	28.503	28.503	28.503	28.503
Implied Exchange Ratio	18.317x	17.602x	16.900x	16.229x	15.588x	14.973x
Pro Forma Tahiti Shares	900.551	880.164	860.161	841.046	822.762	805.257
Tahiti Share Price (in USD)[1]	$0.99	$0.99	$0.99	$0.99	$0.99	$0.99
Implied Equity Consideration	$518.0	$497.7	$477.9	$458.9	$440.8	$423.4
Implied Tahiti Equity Value per Share of Barbados	*$18.17*	*$17.46*	*$16.77*	*$16.10*	*$15.46*	*$14.86*
Initial Barbados Cash	$60.4	$60.4	$60.4	$60.4	$60.4	$60.4
Less Cash Settled SARs/Options	14.7	16.7	16.7	16.7	16.7	16.7
Plus Additional Cash Consideration	0.0	50.4	70.2	89.2	107.3	124.7
Net Cash to Barbados Shareholders	$45.7	$94.1	$113.9	$132.9	$151.0	$168.4
Cash Consideration per Share of Barbados	*$1.60*	*$3.30*	*$4.00*	*$4.66*	*$5.30*	*$5.91*
Implied Total Consideration	**$563.6**	**$591.8**	**$591.8**	**$591.8**	**$591.8**	**$591.8**
Implied Total Consideration per Share of Barbados	***$19.77***	***$20.76***	***$20.76***	***$20.76***	***$20.76***	***$20.76***
Implied Premium to Barbados Stock Value ($17.04)	*16.0%*	*21.8%*	*21.8%*	*21.8%*	*21.8%*	*21.8%*
Premium to EEV per Share ($19.77)	*0.0%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*	*5.0%*
Pro Forma Tahiti						
Enterprise Value	$751.6	$751.6	$751.6	$751.6	$751.6	$751.6
Cash	416.4	366.0	346.2	327.2	309.1	291.7
Debt	274.5	274.5	274.5	274.5	274.5	274.5
Implied Equity Value	$893.5	$843.1	$823.2	$804.3	$786.1	$768.8
2016E EPS Accretion / (Dilution)	0.0%	2.2%	4.5%	6.8%	9.2%	11.5%

Source: Capital IQ, Company filings and Wall Street research; Market data as of 10/07/15
Note: "EEV" defined as Economic Equivalent Value; Excludes potential purchase accounting implications of merger
(1) Based on exchange rate of 32.405 NTD per USD

Project Island

13

Wells Fargo Securities

Selected Precedent Minority Squeeze Out Transactions

Selected Precedent Minority Squeeze Out Transactions

($ in millions USD)

Date		Target	Acquirer	Ownership			Transaction	Consid.	Premium		
Ann.	Closed			% Prior	% Acq.	% PF	Value		Price	1-Day	4-Week
5/13/15	8/1/15	PGM Holdings KK	Heiwa Corp	80.4%	19.6%	100.0%	$271.9	Stock Only	$11.68	8.4%	8.0%
4/28/15	8/1/15	Nippon Steel & Sumikin Texeng	Nippon Steel & Sumitomo Metal	71.1%	28.9%	100.0%	217.7	Stock Only	5.54	14.1%	15.9%
4/6/15	7/22/15	QEP Midstream Partners LP	Tesoro Logistics LP	56.9%	43.1%	100.0%	381.7	Stock Only	16.57	7.2%	5.3%
3/27/15	7/27/15	Fountainhead Property Trust	Redefine Properties Ltd	65.9%	34.1%	100.0%	287.0	Stock Only	0.72	(13.3%)	(6.5%)
3/20/15	6/9/15	SK Broadband Co Ltd	SK Telecom Co Ltd	50.6%	49.4%	100.0%	645.6	Stock Only	4.41	(1.7%)	11.5%
2/26/15	6/3/15	Econtext Asia Ltd	Digital Garage Inc	58.7%	41.3%	100.0%	113.0	Cash Only	0.53	(90.8%)	(89.8%)
2/3/15	8/1/15	Panasonic Information Systems	Panasonic Corp	63.7%	36.3%	100.0%	110.8	Stock Only	28.66	13.5%	10.8%
12/18/14	3/9/15	Fortune Oil PLC	Fortune Dynasty Holdings Ltd	56.9%	43.1%	100.0%	104.6	Other	0.02	(81.9%)	(84.5%)
9/25/14	12/11/14	Lee Kim Tah Holdings Ltd	Lee Kim Tah Invest Pte Ltd	71.3%	26.9%	98.2%	115.7	Cash Only	0.85	6.4%	11.3%
8/8/14	12/15/14	Malaysian Airline System Bhd	Khazanah Nasional Bhd	69.4%	30.6%	100.0%	431.1	Cash Only	0.08	12.5%	20.0%
8/6/14	10/6/14	Mitsui Knowledge Industry	Mitsui & Co Ltd	58.4%	36.0%	94.3%	99.8	Cash Only	2.35	37.8%	52.7%
6/24/14	8/11/14	Country Road Ltd	Woolworths Intl(Australia)Pty	87.9%	12.1%	100.0%	199.9	Cash Only	15.92	21.4%	51.7%
6/9/14	3/23/15	IJM Land Bhd	IJM Corp Bhd	64.2%	35.8%	100.0%	646.8	Combination	1.16	15.6%	28.9%
5/29/14	7/7/14	Network 18 Media & Investments	Independent Media Trust	71.3%	22.0%	93.3%	160.2	Cash Only	0.70	(2.3%)	21.6%
5/12/14	7/4/14	Fenix Outdoor AB	Nidron Holding AG	57.8%	39.9%	97.7%	281.4	Stock Only	53.14	(11.2%)	3.8%
5/12/14	6/26/14	BWG Homes ASA	Obos Bbl	50.2%	49.8%	100.0%	171.8	Cash Only	2.54	27.7%	34.5%
4/22/14	10/1/14	NIDEC Copal Electronics Corp	Nidec Corp	65.5%	34.5%	100.0%	184.3	Stock Only	8.05	10.9%	23.7%
4/11/14	7/4/14	Challenger Diversified Ppty	Challenger Life Co Ltd	58.7%	41.3%	100.0%	227.6	Cash Only	2.57	4.6%	6.2%
4/7/14	10/14/14	Autometal SA	CIE Automotive SA	74.8%	25.2%	100.0%	273.7	Cash Only	8.61	15.8%	24.3%
3/31/14	6/10/14	JT International Bhd	JT International BV	60.4%	37.8%	98.2%	252.2	Cash Only	2.55	26.2%	28.5%
3/18/14	5/19/14	Boursorama SA	Investor Group	75.7%	24.3%	100.0%	361.2	Cash Only	16.72	22.1%	34.8%
3/6/14	7/4/14	Ciments Francais SA	Italmobiliare SpA	83.2%	16.8%	100.0%	650.3	Cash Only	108.93	21.3%	33.0%
2/24/14	4/25/14	Singapore Land Ltd	UIC Enterprise Pte Ltd	80.4%	16.7%	97.0%	511.8	Cash Only	7.44	11.2%	18.4%
2/16/14	6/9/14	Essar Energy Plc	Essar Global Fund Ltd	78.0%	22.0%	100.0%	336.3	Cash Only	1.17	(49.2%)	(49.8%)
1/30/14	3/17/14	NEC Fielding Ltd	NEC Corp	67.1%	30.1%	97.2%	252.3	Cash Only	15.37	35.2%	35.2%
1/28/14	8/22/14	Tomen Electronics Corp	Toyota Tsusho Corp	63.0%	37.0%	100.0%	95.6	Cash Only	15.97	39.0%	42.5%
1/27/14	11/14/14	Brookfield Incorporacoes SA	Brookfield Brasil Part	53.4%	42.8%	96.1%	165.0	Cash Only	0.67	44.1%	50.9%
12/16/13	7/4/14	Great Wall Technology Co Ltd	Investor Group	62.1%	32.6%	94.7%	161.0	Cash Only	0.41	42.9%	42.4%
11/26/13	6/1/14	Credito Bergamasco SpA	Banco Popolare SC	77.8%	22.2%	100.0%	273.3	Stock Only	19.96	5.8%	2.2%
11/13/13	12/19/13	Hitachi Medical Corp	Hitachi Ltd	62.4%	32.0%	94.4%	227.6	Cash Only	18.14	34.5%	31.9%
10/22/13	12/31/13	PAA Natural Gas Storage LP	Plains All American Pipeline	61.9%	38.1%	100.0%	761.5	Stock Only	23.07	0.2%	(0.3%)
10/21/13	2/17/14	Henex SA	Investor Group	56.1%	43.9%	100.0%	533.3	Cash Only	86.86	26.5%	25.5%
9/30/13	11/19/13	Compal Communications Inc	Compal Electronics Inc	47.8%	42.6%	90.4%	445.4	Cash Only	1.72	19.7%	34.6%
8/11/13	3/2/14	Koor Industries Ltd	Discount Investment Corp Ltd	67.4%	32.6%	100.0%	326.8	Cash Only	21.11	19.7%	35.7%
8/1/13	12/13/13	Palabora Mining Co Ltd	Rio Tinto South Africa Ltd	74.5%	25.5%	100.0%	144.0	Cash Only	11.68	1.3%	3.1%
7/30/13	12/11/13	Clough Ltd	Murray & Roberts Holdings Ltd	61.1%	38.9%	100.0%	400.3	Cash Only	1.32	111.6%	89.6%
7/15/13	9/17/13	Prosperity Minerals Hldg Ltd	Jetgo Development Ltd	65.2%	34.6%	99.7%	100.3	Cash Only	1.96	64.4%	49.5%
7/8/13	9/24/13	Viz Branz Ltd	Pluto Rising Pte Ltd	58.1%	41.9%	100.0%	94.8	Cash Only	0.64	14.0%	18.1%
6/21/13	10/9/13	Guthrie GTS Ltd	United SM Holdings Pte Ltd	69.2%	30.8%	100.0%	228.9	Cash Only	0.69	21.4%	21.4%
6/5/13	10/30/13	Cam Finanziaria SpA	Lauro Sessantuno SpA	63.5%	36.5%	100.0%	299.9	Cash Only	1.05	(6.5%)	(8.1%)
5/17/13	8/19/13	Allied Technologies Ltd	Altron Finance(Pty)Ltd	61.4%	38.6%	100.0%	173.5	Choice/Both	5.05	38.1%	30.1%
5/10/13	10/1/13	Tokyu Livable Inc	Tokyu Land Corp	50.4%	49.6%	100.0%	595.1	Stock Only	25.01	4.8%	16.6%
5/10/13	8/14/13	Guangdong Golden Horse	Shenhua Guoneng Group Co Ltd	79.0%	21.0%	100.0%	465.0	Cash Only	2.19	26.9%	26.9%
5/10/13	10/1/13	Tokyu Community Corp	Tokyu Land Corp	50.7%	49.3%	100.0%	401.3	Stock Only	56.54	4.8%	24.7%
5/10/13	9/25/13	Pan Pacific Hotels Group Ltd	UOL Group Ltd	81.6%	18.4%	100.0%	227.9	Cash Only	2.06	9.0%	6.7%
5/10/13	8/1/13	Ube Material Industries Ltd	Ube Industries Ltd	53.3%	46.7%	100.0%	104.6	Stock Only	2.77	18.7%	23.4%
5/7/13	12/17/13	Pioneer Southwest Energy Ptnrs	Pioneer Natural Resources Co	52.4%	47.6%	100.0%	693.8	Stock Only	40.83	57.1%	61.1%
4/26/13	8/1/13	Sumitomo Pipe & Tube Co Ltd	Nippon Steel & Sumitomo Metal	57.2%	42.8%	100.0%	139.2	Stock Only	9.95	13.0%	29.5%
4/23/13	10/1/13	Nidec Copal Corp	Nidec Corp	65.9%	34.1%	100.0%	153.7	Stock Only	7.28	12.3%	11.3%
4/15/13	8/28/13	Megane Top Co Ltd	Tomizawa Co Ltd	73.8%	26.2%	100.0%	171.6	Cash Only	14.51	6.5%	15.8%
3/11/13	12/23/13	Simcere Pharmaceutical Group	Investor Group	55.2%	44.8%	100.0%	227.7	Cash Only	4.83	(39.3%)	(36.3%)
2/28/13	4/25/13	Tradewinds Plantation Bhd	Investor Group	73.7%	24.9%	98.6%	213.4	Cash Only	1.62	12.4%	16.3%
2/19/13	2/3/14	Cornerstone Therapeutics Inc	Chiesi Farmaceutici SpA	55.4%	44.6%	100.0%	112.2	Cash Only	9.50	77.6%	72.4%
1/18/13	4/8/13	Zaklady Azotowe Pulawy SA	Azoty Tarnow	83.7%	12.2%	95.9%	99.2	Cash Only	42.61	6.1%	(3.9%)
1/8/13	6/28/13	Toho Real Estate Co Ltd	Toho Co Ltd	77.8%	22.2%	100.0%	104.2	Cash Only	8.46	32.0%	53.4%
			Median	63.7%	34.6%	100.0%				13.5%	21.6%
			Mean	65.3%	33.7%	99.0%				14.2%	18.8%

Source: ThomsonOne

Screening Criteria

- January 1, 2013 – Present
- Mix of US and International
- Cash, Stock and Mixed Considerations
- Transaction Value less than $1B USD
- Greater than 50% prior ownership
- Greater than 10% acquired
- Greater than 90% pro forma ownership

Findings

- 55 Total Deals
- Consideration
  - Cash Only: 36
  - Stock Only: 16
  - Mixed or Choice: 3
- Median 1-Day Premium 13.5%
- Median 4-Week Premium 21.6%

Project Island

14

Wells Fargo Securities

Selected ADS Trading Analysis

($ in USD)

Company Name	ADS Ticker	Current ADS Price	Current Taiwan Price	ADS Ratio	Current Implied Price	Implied Premium	Average Premium / (Discount) 1-Week	1-Month	6-Months	1-Year
Taiwan-Based Semiconductor Companies										
Taiwan Semiconductor Manufacturing Company Limited	NYSE:TSM	$21.93	$4.17	1:5	$20.83	5.3%	4.2%	3.6%	2.3%	2.2%
Siliconware Precision Industries Co. Ltd.	NASDAQ:SPIL	6.27	1.23	1:5	6.16	1.8%	1.9%	1.2%	0.1%	0.3%
Advanced Semiconductor Engineering Inc.	NYSE:ASX	5.38	1.08	1:5	5.42	(0.7%)	(0.1%)	(1.1%)	(0.6%)	1.6%
AU Optronics Corp.	NYSE:AUO	3.08	0.31	1:10	3.08	(0.1%)	0.0%	0.4%	0.5%	0.6%
United Microelectronics Corporation	NYSE:UMC	1.77	0.35	1:5	1.74	1.5%	0.8%	0.7%	(0.1%)	(0.7%)
	Taiwan-Based Semiconductor Companies Mean					**1.6%**	**1.4%**	**1.0%**	**0.4%**	**0.8%**
Other Technology / Hardware Companies										
ASML Holding NV	NASDAQGS:ASML	$90.06	$89.30	1:1	$89.30	0.9%	0.8%	0.3%	(0.1%)	(0.1%)
NICE Systems Ltd.	NASDAQGS:NICE	57.70	57.80	1:1	57.80	(0.2%)	(0.1%)	(0.2%)	(0.1%)	(0.0%)
ARM Holdings plc	NASDAQGS:ARMH	43.53	14.36	1:3	43.09	1.0%	0.4%	0.0%	(0.0%)	0.2%
Chunghwa Telecom Co., Ltd.	NYSE:CHT	30.49	3.04	1:10	30.40	0.3%	0.7%	0.8%	0.4%	(2.2%)
Canon Inc.	NYSE:CAJ	30.03	29.93	1:1	29.93	0.3%	0.2%	0.1%	(0.1%)	0.0%
UBIC, Inc.	NASDAQGS:UBIC	13.59	6.83	1:2	13.65	(0.5%)	(0.6%)	(1.1%)	(0.3%)	(0.4%)
Ericsson	NASDAQGS:ERIC	10.37	10.33	1:1	10.33	0.4%	0.2%	(0.0%)	0.0%	0.1%
LG Display Co., Ltd.	NYSE:LPL	9.88	19.86	2:1	9.93	(0.5%)	(0.4%)	(0.6%)	0.3%	0.2%
Advantest Corporation	NYSE:ATE	7.85	7.82	1:1	7.82	0.4%	1.3%	0.2%	0.3%	0.1%
STMicroelectronics NV	NYSE:STM	7.25	7.17	1:1	7.17	1.1%	0.3%	(0.3%)	(0.5%)	(0.2%)
Nokia Corporation	NYSE:NOK	7.04	6.98	1:1	6.98	0.8%	0.0%	(0.4%)	(0.5%)	(0.5%)
Aixtron SE	NASDAQGS:AIXG	6.11	6.05	1:1	6.05	1.0%	0.6%	0.1%	(0.1%)	(0.3%)
MiX Telematics Limited	NYSE:MIXT	5.69	0.23	1:25	5.87	(3.0%)	(2.0%)	(1.7%)	(0.1%)	(1.1%)
Semiconductor Manufacturing International Corp.	NYSE:SMI	4.80	0.10	1:50	4.90	(2.1%)	(1.2%)	(1.7%)	(0.7%)	(1.1%)
Alcatel-Lucent	NYSE:ALU	3.77	3.75	1:1	3.75	0.4%	(0.5%)	(1.1%)	(1.3%)	(1.0%)
	Other Technology / Hardware Companies Mean					**0.0%**	**(0.0%)**	**(0.4%)**	**(0.2%)**	**(0.4%)**
	Overall Median					**0.4%**	**0.2%**	**(0.0%)**	**(0.1%)**	**(0.1%)**
	Overall Mean					**0.4%**	**0.3%**	**(0.0%)**	**(0.0%)**	**(0.1%)**
	Overall High					**5.3%**	**4.2%**	**3.6%**	**2.3%**	**2.2%**
	Overall Low					**(3.0%)**	**(2.0%)**	**(1.7%)**	**(1.3%)**	**(2.2%)**

Source: Capital IQ as of 10/07/15
Note: Historical exchange rate applied to convert various currencies to USD

Project Island 15 Wells Fargo Securities

Economic Structure Alternatives – Comparative Summary

($ in millions USD, except per share data)

	Based on 17th Sep Tahiti Offer 0% Premium to EEV	Overview of Economic Structure Alternatives at a 15.0% Premium			
		Stock and Cash, with Premium in Additional Cash	Stock and Cash, with Premium in Additional Stock	Stock and Cash, with Premium in Additional Cash and Stock[2]	Stock and Cash, Structured Buyback with 55.0% Economic Ownership
% Stock / % Cash	**91.9% / 8.1%**	**79.9% / 20.1%**	**94.4% / 5.6%**	**86.4% / 13.6%**	**70.8% / 29.2%**
Consideration to Barbados					
Current Tahiti Shares Outstanding	900.551	900.551	900.551	900.551	900.551
Tahiti Shares Owned by Barbados	522.080	522.080	522.080	522.080	522.080
Existing Barbados Ownership of Tahiti	*58.0%*	*58.0%*	*58.0%*	*58.0%*	*58.0%*
ADSs Issued to Barbados	522.080	522.080	616.540	564.688	462.575
Pro Forma Barbados Equity Ownership	*58.0%*	*58.0%*	*62.0%*	*59.9%*	*55.0%*
Barbados Shares Outstanding	28.503	28.503	28.503	28.503	28.503
Implied Exchange Ratio	18.317x	18.317x	21.631x	19.812x	16.229x
Pro Forma Tahiti Shares	900.551	900.551	995.010	943.158	841.046
Tahiti Share Price (in USD)[1]	$0.99	$0.99	$0.99	$0.99	$0.99
Implied Equity Consideration	$518.0	$518.0	$611.7	$560.2	$458.9
Implied Tahiti Equity Value per Share of Barbados	*$18.17*	*$18.17*	*$21.46*	*$19.66*	*$16.10*
Initial Barbados Cash	$60.4	$60.4	$60.4	$60.4	$60.4
Less Cash Settled SARs/Options	14.7	23.9	23.9	23.9	23.9
Plus Additional Cash Consideration	0.0	93.7	0.0	51.4	152.8
Net Cash to Barbados Shareholders	$45.7	$130.2	$36.5	$87.9	$189.2
Cash Consideration per Share of Barbados	*$1.60*	*$4.57*	*$1.28*	*$3.08*	*$6.64*
Implied Total Consideration	**$563.6**	**$648.2**	**$648.2**	**$648.2**	**$648.2**
Implied Total Consideration per Share of Barbados	***$19.77***	***$22.74***	***$22.74***	***$22.74***	***$22.74***
Implied Premium to Barbados Stock Value ($17.04)	*16.0%*	*33.5%*	*33.5%*	*33.5%*	*33.5%*
Premium to EEV per Share ($19.77)	*0.0%*	*15.0%*	*15.0%*	*15.0%*	*15.0%*
Pro Forma Tahiti					
Enterprise Value	$751.6	$751.6	$751.6	$751.6	$751.6
Cash	416.4	322.7	416.4	365.0	263.6
Debt	274.5	274.5	274.5	274.5	274.5
Implied Equity Value	$893.5	$799.7	$893.5	$842.0	$740.7
2016E EPS Accretion / (Dilution)	0.0%	(0.2%)	(9.5%)	(4.6%)	6.7%

Source: Capital IQ, Company filings and Wall Street research; Market data as of 10/07/15
Note: "EEV" defined as Economic Equivalent Value; Excludes potential purchase accounting implications of merger
(1) Based on exchange rate of 32.405 NTD per USD; (2) Premium paid 50% in cash and 50% in stock

Project Island 16 Wells Fargo Securities

Options and SARs Considerations

Discussion on Alternative Treatment of SARs / Options

- The WFS team has had initial discussion with Johnson Partners regarding potential treatment of options which are outlined below:

		Convert to Common	
	Rollforward	**Full Vesting and Exercise**	**Only Exercisable**
Description	▪ Tahiti will assume the rights and obligations of Barbados under the existing option and SARs plans ▪ Exercise price and number of shares/ADSs issued will be adjusted for overall "deal" exchange ratio including both cash and stock consideration	▪ All unvested options and SARs will accelerate ▪ All options and SARs will be automatically exercised in merger and receive same consideration as common shareholders	▪ Unvested options and SARs are terminated ▪ Exercisable options and SARs are automatically converted to Barbados shares and receive same consideration as common shareholders
Benefits	▪ No consent required ▪ Option and SARs holders maintain underlying economic interest	▪ Immediate value for option and SARs holders ▪ Holders of unvested securities also enjoy immediate benefits	▪ Immediate value for holders or exercisable securities
Considerations	▪ May be required to leave cash to cover payment of cash settled SARs ▪ Tahiti will have to administer new options/SARs programs based on ADSs	▪ Requires consent	▪ Requires consent ▪ Holders of unvested securities lose economic value

Project Island 18 Wells Fargo Securities

Tahiti Proposal Under Different Option Treatments

($ in millions USD, except per share data)

	Based on 17th Sep Tahiti Offer 0% Premium to EEV	Based on 17th September Tahiti Offer, Exchange Ratio Adjusted for Options Dilution
% Stock / % Cash	**91.9% / 8.1%**	**90.4% / 9.6%**
Consideration to Barbados		
Current Tahiti Shares Outstanding	900.551	900.551
Tahiti Shares Owned by Barbados	522.080	522.080
Existing Barbados Ownership of Tahiti	*58.0%*	*58.0%*
ADSs Issued to Barbados	522.080	522.080
Pro Forma Barbados Equity Ownership	*58.0%*	*58.0%*
Barbados Shares Outstanding	28.503	28.503
Dilution from Options	0.0	0.5
Fully Diluted Shares	28.503	28.977
Implied Exchange Ratio	18.317x	18.017x
Pro Forma Tahiti Shares	900.551	900.551
Tahiti Share Price (in USD)[1]	$0.99	$0.99
Implied Equity Consideration	$518.0	$518.0
Implied Tahiti Equity Value per Share of Barbados	*$18.17*	*$17.88*
Initial Barbados Cash	$60.4	$60.4
Less Cash Settled SARs/Options	14.7	5.4
Plus Additional Cash Consideration	0.0	0.0
Net Cash to Barbados Shareholders	$45.7	$55.0
Cash Consideration per Share of Barbados	*$1.60*	*$1.90*
Implied Total Consideration	**$563.6**	**$573.0**
Implied Total Consideration per Share of Barbados	***$19.77***	***$19.77***
Implied Premium to Barbados Stock Value ($17.04)	*16.0%*	*16.0%*
Premium to EEV ($19.77)	*0.0%*	*0.0%*
Pro Forma Tahiti		
Equity Value[1]	$893.5	$893.5
Cash	416.4	416.4
Debt	274.5	274.5
Implied Enterprise Value	$751.6	$751.6
2016E EPS Accretion / (Dilution)	0.0%	0.0%

Source: Capital IQ, Company filings and Wall Street research; Market data as of 10/07/15
Note: Excludes potential purchase accounting implications of merger
(1) Based on exchange rate of 32.405 NTD per USD

Project Island 19 Wells Fargo Securities

Pro Forma Combined Company –Illustrative EPS Accretion/Dilution

Analysis of Related Party Transactions – Implied Pro Forma Impact to Tahiti($ in millions USD) 2014 Tahiti Tahiti Contract Date Amount Note Revenue Expenses Sale of Technology Patent 4/7/2004 $19.7 Proceeds are recognized over 20 years $1.0 Right to Chipmos Bermuda Use of Technology Patent 4/7/2004 20.0 20-year contract term, payment is made every $0.9 Right 3 months Patent Co-Development 1/1/2007 N/A Patent developed is jointly owned by Chipmos 0.7 Contract Taiwan and Chipmos Bermuda. Chipmos Bermuda is responsible for 50% of the R&D cost Sale of 50% Technology 4/12/2007 6.4 Proceeds are recognized over 10 years 0.6 Patent Right to Chipmos Bermuda License of Technology Right 10/2011 4.3 10-year contract term from 8/1/12, payment is 0.4 from Chipmos Bermuda to SH made every 3 monthsChipmos Totals $2.4 $1.3Implied Pro Forma Impact to Tahiti Pre Tax Income ($1.1)Note: Analysis to be further refined as part of the due diligence processSource: Company filingsProject Island 21

Illustrative 2016 EPS GAAP Accretion / (Dilution) with 15% Premium in Additional CashBASIC EPS METHOD - Accretion / (Dilution) ($ in Millions) Actual Fiscal Year Ending 2016 Tahiti Acq. Adj. Combined Total Net Sales $662.7 $0.0 662.7 Cost of Goods Sold 397.7 0.0 397.7 Depreciation and Amortization 97.4 0.0 97.4 Gross Profit 167.6 0.0 167.6 Gross Margin 25.3% 25.3% Research and Development 21.0 0.0 21.0 General and Administrative 19.3 0.0 19.3 Selling and Marketing 3.3 0.0 3.3 Dis-Synergies / (Synergies) 0.0 1.11 1.1 Operating Income 124.0 (1.1) 122.9 EBIT Margin 18.7% 18.5% Other Expense (Income) 3.0 0.32 3.2 Pre-Tax Income 121.0 (1.3) 119.7 Income Taxes Expense 23.9 (0.3) 23.6 Consolidated Net Income $97.2 (1.1) $96.1 Net Income Margin 14.7% 14.5% Weighted Average Fully Diluted Shares Outstanding 900.6 0.0 900.6 Earnings per Share $0.11 $0.11 Non-GAAP Earnings Per Share $0.11 $0.11 Accretion (Dilution) - $ ($0.00) Accretion (Dilution) - % (1.1%)Source: Wall Street researchNote: Excludes potential purchase accounting implications of merger(1) Represents pro forma impact to Tahiti as a result of the acquisition (see page 21)(2) Represents foregone interest income as a result of cash being used in the acquisitionProject Island 22

Review of AlternativeApproaches to Responding to Tahiti Proposal

Review of Alternative Potential Responses to Tahiti Letter

	Description	Benefits	Considerations
Just Say No	▪ Indicate 17 September Offer was outside the range of what Special Committee deems appropriate ▪ Do not offer specific next steps	▪ Strong signal a meaningful premium is required to consummate the Restructuring ▪ Prevents Tahiti from "anchoring" negotiations at no-premium transaction	▪ Likely not viewed as constructive response to move Restructuring forward ▪ May delay process
Ask Tahiti to Try Again	▪ Ask Tahiti to "rebid" as 17 September Offer was outside the range of what Special Committee deems appropriate	▪ Strong signal a meaningful premium is required, but maintains negotiating cadence ▪ Prevents Tahiti from "anchoring" negotiations at no-premium transaction	▪ Tahiti may expect a formal counter to 17 September Offer ▪ May delay process
Provide Outline of Issues and Questions	▪ Indicate premium is required ▪ Ask Tahiti to "rebid" based on a framework that a premium is appropriate	▪ Constructive cadence of formal response ▪ Asks for premium without "capping" our negotiating positions with specific figures ▪ May provide additional information on Tahiti negotiating positions to inform a specific ask on premiums	▪ Tahiti may counter with a minimal premium – adding an extra cycle in negotiations ▪ May delay process
Submit Counter Offer	▪ Counter proposal asking for specific terms and specific premiums	▪ Straightforward approach likely to lead to constructive cadence to move process forward ▪ Potentially fastest timeline forward	▪ May leave "upside on the table" ▪ If outside the range of what Tahiti considers reasonable, may delay process ▪ Any counters from Tahiti likely will be at less attractive terms

Project Island 24 Wells Fargo Securities

Illustrative Draft Response Letter

Illustrative Draft Response Letter Project Island 26

Wells Fargo Securities’ Project Island Deal Team

The Wells Fargo Securities Project Island Deal TeamSenior ManagementDoug BrengelVice Chairman of Investment Banking(213) 253-6743Los Angeles, CASemiconductor Investment Banking Mergers & Acquisitions APAC Investment BankingJennie Raubacher John Jinishian Barbara Wong Head of Semiconductor & CleanTech Head of West Coast Technology Managing Director Investment Banking Mergers & Acquisitions APAC Mergers & Acquisitions (415) 834-4735 (415) 834-4727 852-3650-8508 San Francisco, CA San Francisco, CA Hong Kong, Preeti Raghupathi J.T. Cecchini Frederick Fu Vice President Director Director (415) 834-4732 (415) 834-4725 852-3650-8509 San Francisco, CA San Francisco, CA Hong Kong Wayne Smith Yusuf Kazi David LauAssociate Associate Associate (415) 834-4787 (415) 834-4777 852-3650-8503 San Francisco, CA San Francisco, CA Hong KongCharles Ng Ian Mackay Lydia Wang Analyst Analyst Analyst (415) 834-4727 (415) 834-4776 852-3650-8502 San Francisco, CA San Francisco, CA Hong KongProject Island 28

Senior Team with Significant Transaction Experience

Senior Management



Doug Brengel

Vice Chairman
Investment Banking

- Over 36 years investment banking experience, transactions totaling $50B+
- Previously with UBS, Citigroup, Citi, and Salomon Brothers
- M.B.A. Ross School of Business, University of Michigan
- B.A. Lawrence University

- Western Digital investment by Unis, $3.78B
- Microchip, $1.7B convertible notes
- Avago, $4.6B term loan, $500M revolver
- Micron, $1.0B senior notes
- Brocade, $575M convertible notes
- Synaptics, $300M Sr. Sec. Credit Fac.
- Western Digital, $340M acquisition of sTec
- Spansion, $150M convertible notes
- Amkor, $400M and $345M Notes
- Applied Materials, $4.8B acquisition of Varian
- Infineon, $1.4B sale of wireless business to Intel
- Chartered Semiconductor, $3.9B sale of ATIC
- ASE Restructuring of ASE TEST into ASE, $1.5B
- UTAC, $1.8B LBO by Affinity Equity and TPG Blackstone Group
- Freescale, $17.6B LBO
- Infineon, $546M IPO of Qimonda
- Maxtor, $2.7B sale to Seagate
- AMD, $740M IPO of Spansion
- Motorola, $2.9B IPO of Freescale
- Infineon, €100M acquisition of ADMtek
- Freescale, $783M IPO
- AMD flash memory business combination with Fujitsu creating Spansion, $2.9B
- Hynix recapitalization of Hyundai Semiconductor into Hynix, $3.0B

Semiconductor Investment Banking



Jennie Raubacher

Head of Semiconductor & CleanTech
Investment Banking

- Over 17 years investment banking experience, 85 completed transactions totaling $95B+
- Previously with Barclays Capital / Lehman Brothers
- M.B.A. Stanford Graduate School of Business
- A.B. Harvard University

- Microchip, $1.7B convertible notes
- Micron, $1.0B senior notes
- Mobileye, $1.0B IPO
- SunEdison, $600M / $1.2B convertible notes / $250M FO
- SunEdison Semiconductor, $108M IPO / $125M Concurrent Private Placement
- Montage Technology, $82M IPO / $129M FO
- Spansion, $150M convertible notes
- Avago, $4.6B term loan, $500M revolver
- AMD, $600M senior notes
- Maxim, $350M revolver, $500M senior notes
- SiGe, $275M sale to Skyworks (Dual-Track IPO / M&A)
- Spansion, $450M bankruptcy restructuring and term loan
- Avago, $745M IPO; multiple equity offerings, $3.0B+
- STEC, $280M equity offering
- Mubadala, $125M and $622M investments in AMD
- GLOBALFOUNDRIES, $5B JV with AMD
- Oxford Semiconductor, undisclosed sale to PLX Technology
- AMD DTV business, $142M sale to Broadcom
- AMD, $1.5B and $2.2B convertible notes
- Smart Modular, $185M equity offering
- Blackstone Group, $17.6B LBO of Freescale
- Techwell, $51M IPO
- ChipMOS, $39M IPO

Technology Mergers & Acquisitions



John Jinishian

Head of West Coast Technology
Mergers & Acquisitions

- Over 25 years investment banking experience
- Previously with Citigroup, Salomon Brothers, and Cantor Fitzgerald
- M.B.A. Wharton School, University of Pennsylvania
- B.S. University of California, Berkeley

- Tyler Technologies acquisition of New World Systems, $670M
- Western Digital investment by Unis, $3.78B
- HDS acquisition of oXya, Undisclosed
- Priceline acquisition of OpenTable, $2.6B
- Proximal acquisition by Samsung, Undisclosed
- Siris Capital acquisition of Stratus Technologies,$352M
- Rovi divestiture of DivX, $75M
- Line6 acquisition by Yamaha, $75M
- Velobit acquisition by Western Digital, Undisclosed
- Western Digital acquisition of sTec, $340M
- HDS acquisition of BlueArc, $600M
- Spansion acquisition of Saifun, $370M
- Acer acquisition of Gateway, $710M
- PowerDsine sale to Microsemi, $245M
- Maxtor sale to Seagate, $2.7B
- Silver Lake LBO of Sungard, $11.3B
- Advanced Fibre Communications' acquisition of Marconi, $240M
- Infineon acquisition of ADMtek, €100M
- NPTest acquisition by Francisco Partners, $220M
- AMD flash memory business combination with Fujitsu creating Spansion, $2.9B
- Texas Pacific Group buy-out of MEMC, $1.2B
- Avanti acquisition by Synopsys, $830M
- Maxtor merger with Quantum HDD, $1.3B
- Cognet acquisition by Intel, $215M
- Dot Wireless acquisition by Texas Inst., $475M

APAC Investment Banking



Barbara Wong

Managing Director
APAC Mergers
& Acquisitions

- Over 15 years of investment banking experience
- Previously Managing Director and COO of the APAC M&A at Barclays, M&A Executive Director at Morgan Stanley Hong Kong, Credit Suisse – New York, JP Morgan New York
- B.S. in Commerce from the University of Virginia

- Stryker Corporation acquisition of HK-listed Trauson Holdings, $685M
- Warburg Pincus and Southern Petrochemical in joint acquisition of Titan Petrochemical's 49% stake in oil storage facilities
- CIC acquisition of 7% stake in Eutelsat, €385M
- Anheuser-Busch InBev acquisition of three breweries in China
- CST Mining group acquisitions of TSX-listed in Chariot Resource, A$245M
- CST Mining group acquisitions of Lady Annie Mine from Lambert Resource, A$135M
- China Lodging Group, $110M IPO
- AEGON NV divesture of AEGON Taiwan, NT$3B
- Sino-Environment Technology Group, S$140M convertible notes
- KKR privatization of Unisteel in Singapore, US$600M advisory and $300M senior secured credit facilities
- Cinemark, $532M IPO
- Global Crossing acquisition of Impsat, $225M senior notes
- AMC Entertainment merger with Loews Cineplex Entertainment, $850M senior secured credit facilities and $325M senior subordinated notes
- Equinix concurrent follow-on equity and mandatory exchangeable, $337M
- Onex Corporation and Oaktree Capital, sale of Loews Cineplex Entertainment to Bain Capital, The Carlyle Group and Spectrum Equity, $1.5B
- The Carlyle Group, sale of Piedmont/Hawthorne

Project Island 29 Wells Fargo Securities

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